CERTIFICATE OF AMENDMENT

                                     of the

                          CERTIFICATE OF INCORPORATION

                                       of

                 SOFTWARE PUBLISHING CORPORATION HOLDINGS, INC.


          Software Publishing Corporation Holdings, Inc., (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

               FIRST:  That the  Board of  Directors  of the  Corporation,  at a
     meeting held on March 31, 1998, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

                         RESOLVED, that the following be added to Article FOURTH of the Amended and Restated Certificate of Incorporation, at the end thereof:

                         (d) Each issued and outstanding  share of Common Stock,
          par value of $.001 per share, of the Corporation (the "Old Common Stock") as of the date of filing of this Certificate of Amendment of the Certificate of Incorporation of the Corporation (the "Effective Date") shall automatically and without any action on the part of the holder thereof, be reclassified as and changed into one-x (1/x) [x is to be completed with a whole number which shall be either two, three or five, inclusive, hereafter approved by the Board of Directors] of one share of Common Stock, par value of $.001 per share (the "New Common Stock"), of the Corporation, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (each, an "Old Certificate") shall be entitled to receive upon surrender of such Old Certificate to the Company's Transfer Agent for cancellation, a certificate or certificates (each, a "New Certificate") representing the number of whole shares of the New Common Stock into which the Old Common Stock formerly represented by the Old Certificate so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder, of the Corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the average of the last sale price of the Old Common Stock on The Nasdaq Stock Market on the Effective Date (or in the event the Company's Common Stock is not so traded on the Effective Date, such sale price on the next preceding day on which such stock was traded on The Nasdaq Stock Market). If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all of such holder's Old Certificates for exchange, the Transfer Agent shall carry forward any fractional share until all Old Certificates of such holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Common Stock. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

               SECOND: That the stockholders of the Corporation have approved such amendment and granted the Corporation's Board of Directors authority to amend the Corporation's Certificate of Incorporation to authorize either a one-for-two (1:2), one-for- three (1:3) or one-for-five (1:5) Reverse Stock Split of the Corporation's Common Stock at a meeting duly held on May 26, 1998.

               THIRD: That the Corporation's Board of Directors did, pursuant to the authority granted by the stockholders of the Corporation at said stockholder meeting held on May 26, 1998, authorize a one-for-three (1:3) Reverse Sock Split of the Corporation's Common Stock.

               FOURTH:   Accordingly,  the  Amended  and Restated Certificate of
     Incorporation of the Corporation is amended to add to the end of Article FOURTH thereof the following:

                         "(d) Each issued and outstanding share of Common Stock, par value of $.001 per share, of the Corporation (the "Old Common Stock") as of the close of business on the date of filing of this Certificate of Amendment of the Certificate of Incorporation of the Corporation (the "Effective Date") shall automatically and without any action on the part of the holder thereof, be reclassified as and changed into one-third (1/3) of one share of Common Stock, par value of $.001 per share (the

          "New Common Stock"), of the Corporation, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (each, an "Old Certificate") shall be entitled to receive upon surrender of such Old Certificate to the Company's Transfer Agent for cancellation, a certificate or certificates (each, a "New Certificate") representing the number of whole shares of the New Common Stock into which the Old Common Stock formerly represented by the Old Certificate so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder, of the Corporation. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the average of the last sale price of the Old Common Stock on The Nasdaq Stock Market on the Effective Date (or in the event the Company's Common Stock is not so traded on the Effective Date, such sale price on the next preceding day on which such stock was traded on The Nasdaq Stock Market). If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all of such holder's Old Certificates for exchange, the Transfer Agent shall carry forward any fractional share until all Old Certificates of such holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share of New Common Stock. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

               FIFTH:    That such amendment has been duly adopted in accordance
          with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Mark E. Leininger, its President, and attested by Marc E. Jaffe, its Secretary, this 26th day of May, 1998.

                                      SOFTWARE PUBLISHING CORPORATION
                                              HOLDINGS, INC.


                                      By:     /s/Mark E. Leininger
                                            Mark E. Leininger, President
ATTEST:


By:   /s/Marc E. Jaffe
    Marc E. Jaffe, Secretary